As filed with the Securities and Exchange Commission on March 31, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2207 Bridgepointe Parkway, Suite 250
San Mateo, California 94404
(Address of Principal Executive Offices)
2008 Equity Inducement Plan
2007 Equity Incentive Plan
2007 Employee Stock Purchase Plan
(Full Titles of the Plans)

L. Gregory Ballard
President and Chief Executive Officer
Glu Mobile Inc.
2207 Bridgepointe Parkway, Suite 250
San Mateo, California 94404
(650) 532-2400
(Name and Address and Telephone Number, including Area Code, of Agent For Service)

Copies to:

Kevin S. Chou, Esq. Vice President and General Counsel Glu Mobile Inc. 2207 Bridgepointe Parkway, Suite 250 San Mateo, CA 94404 (650) 532-2400	David A. Bell, Esq. Mark C. Stevens, Esq. Fenwick & West LLP 801 California Street Mountain View, CA 94041 (650) 988-8500
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	Registered (1)	per share	price	fee
Common Stock, $0.0001 par value	600,000 (2)	$4.93 (5)	$2,958,000.00	$116.25
Common Stock, $0.0001 par value	870,671 (3)	$4.93 (5)	$4,292,408.03	$168.69
Common Stock, $0.0001 par value	290,223 (4)	$4.19 (6)	$1,216,034.37	$47.79
Total	1,760,894		$8,466,442.40	$332.73

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2008 Equity Inducement Plan, the 2007 Equity Incentive Plan and the 2007 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt by the Registrant of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	The number of shares of Common Stock registered hereby consists of 600,000 shares authorized to be issued under the 2008 Equity Inducement Plan.

(3)	Represents an automatic increase in the number of shares available for issuance under the 2007 Equity Incentive Plan equal to 3% of 29,022,399 shares, the total outstanding shares of the Registrant as of December 31, 2007. This automatic increase was effective as of January 1, 2008.

(4)	Represents an automatic increase in the number of shares available for issuance under the 2007 Employee Stock Purchase Plan equal to 1% of 29,022,399 shares, the total outstanding shares of the Registrant as of December 31, 2007. This automatic increase was effective as of January 1, 2008.

(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) promulgated under the Securities Act, and based upon the average of the high and low sales prices of the Registrant’s Common Stock as reported by the Nasdaq Global Market on March 27, 2008.

(6)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, based upon 85% of the average of the high and low sales prices of the Registrant’s Common Stock as reported by the Nasdaq Global Market on March 27, 2008. Pursuant to the 2007 Employee Stock Purchase Plan, the purchase price of a share is 85% of the fair market value of the Common Stock.

EXPLANATORY NOTE
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Item 4. Description of Securities.
Item 5. Interests of Named Experts and Counsel.
Item 6. Indemnification of Directors and Officers.
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT 4.07
EXHIBIT 5.01
EXHIBIT 23.02
EXHIBIT 23.03

EXPLANATORY NOTE
     This Registration Statement registers an aggregate of 1,760,894 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Glu Mobile Inc., a Delaware corporation (the “Registrant”), to be issued under the Glu Mobile Inc. 2008 Equity Inducement Plan (the “Inducement Plan”), the Glu Mobile Inc. 2007 Equity Incentive Plan (the “2007 EIP”) and the Glu Mobile Inc. 2007 Employee Stock Purchase Plan (the “2007 ESPP”). The Inducement Plan, approved by the Compensation Committee of the Registrant on March 13, 2008, became effective in accordance with its terms on March 28, 2008, and authorizes 600,000 shares of Common Stock for issuance under the Inducement Plan. This Registration Statement is being filed for the purpose of registering 600,000 shares of Common Stock under the Inducement Plan, increasing by 870,671 the number of shares of Common Stock registered under the 2007 EIP and increasing by 290,223 the number of shares of Common Stock registered under the 2007 ESPP.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The Registrant will provide documents containing the information specified in Part I of Form S-8 to employees as specified by Rule 428(b)(1) under the Securities Act. Pursuant to the instructions to Form S-8 and Rule 424 under the Securities Act, the Registrant is not required to file these documents either as part of this Registration Statement or as prospectuses or prospectus supplements. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference into this Registration Statement:
(a)	The Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Commission on March 31, 2008;
(b)	The Current Report on Form 8-K filed with the Commission on March 24, 2008;
(c)	The Current Report on Form 8-K filed with the Commission on March 7, 2008;
(d)	The Current Report on Form 8-K/A filed with the Commission on March 6, 2008;
(e)	The Current Report on Form 8-K filed with the Commission on March 3, 2008;
(f)	The Current Report on Form 8-K filed with the Commission on February 25, 2008;
(g)	The Current Report on Form 8-K filed with the Commission on February 22, 2008;
(h)	The Current Report on Form 8-K filed with the Commission on February 19, 2008,
(i)	The Current Report on Form 8-K filed with the Commission on January 25, 2008;
(j)	The Current Report on Form 8-K filed with the Commission on January 23, 2008; and
(k)	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on March 16, 2007 under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.
     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such documents.

Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Kevin S. Chou, Esq., Vice President and General Counsel of the Registrant, will pass upon the validity of the issuance of the shares of Common Stock offered by this Registration Statement. As of March 15, 2008, Mr. Chou held 3,333 shares of Common Stock, options to purchase 119,999 shares of Common Stock (of which options to purchase 32,428 shares are exercisable within 60 days of March 15, 2008).
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
     As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability for the following:
•	any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases); or

•	any transaction from which the director derived an improper personal benefit.
     As permitted by the Delaware General Corporation Law, the Registrant’s restated bylaws provide that:
•	the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•	the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the bylaws are not exclusive.
     The Registrant entered into indemnity agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant’s restated certificate of incorporation and restated bylaws and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, executive officer or employee of the Registrant regarding which indemnification is sought. The indemnification provision in the Registrant’s restated certificate of incorporation, restated bylaws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

     Certain of the Registrant’s directors (Sharon L. Wienbar, Daniel L. Skaff and A. Brooke Seawell) are also indemnified by their respective employers with regards to their serving on the Registrant’s board.
     See also the undertakings set out in response to Item 9 hereof.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
(a)	The following exhibits are filed herewith:

		Incorporated By Reference
Exhibit					Filing	Filed with
Number	Exhibit Title	Form	File Number	Exhibit	Date	this S-8

4.01	Form of Common Stock Certificate	S-1/A	333-139493	4.01	02/14/07
	of the Registrant.

4.02	Form of Restated Certificate of	S-1/A	333-139493	3.02	02/14/07
	Incorporation of the Registrant.

4.03	Form of Amended and Restated	S-1/A	333-139493	3.04	02/14/07
	Bylaws of the Registrant.

4.04	Amended and Restated Investors' Rights Agreement, dated as of March 29, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc. and the Amendment No. 1 and Joinder to the Amended and Restated Investor Rights Agreement dated May 5, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc.	S-1	333-139493	4.02	12/19/06

4.05	2007 Equity Incentive Plan and	S-1/A	333-139493	10.03	02/16/07

forms of (a) Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement, (b) Notice of Restricted Stock Award and Restricted Stock Agreement, (c) Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement, (d) Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement and (e) Notice of Stock Bonus Award and Stock Bonus Agreement.

4.06	2007 Employee Stock Purchase Plan.	S-1/A	333-139493	10.04	02/16/07

4.07	2008 Equity Inducement Plan and					X
	forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement.

5.01	Opinion of Kevin S. Chou, Esq.,					X
	Vice President and General Counsel of the Registrant.

23.01	Consent of Kevin S. Chou, Esq.					X
	(included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers					X
	LLP, independent registered public accounting firm.

23.03	Consent of PricewaterhouseCoopers					X
	Zhong Tian CPAs Limited Company

24.01	Power of Attorney (see page II-5					X
	of this Registration Statement).

Item 9. Undertakings.
     a. The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment of this Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that clauses (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered in this Registration Statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on March 31, 2008.

GLU MOBILE INC.
By:	/s/ L. Gregory Ballard
L. Gregory Ballard
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints L. Gregory Ballard and Albert A. Pimentel, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts shall together constitute one and the same instrument.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

Principal Executive Officer:
/s/ L. Gregory Ballard L. Gregory Ballard	President, Chief Executive Officer and Director	March 31, 2008

Principal Financial Officer:
/s/ Albert A. Pimentel Albert A. Pimentel	Executive Vice President and Chief Financial Officer	March 31, 2008

Principal Accounting Officer:
/s/ Eric R. Ludwig Eric R. Ludwig	Vice President, Finance	March 31, 2008

Signature	Title	Date

Additional Directors:
/s/ Daniel L. Skaff Daniel L. Skaff	Lead Independent Director	March 31, 2008
/s/ Ann Mather Ann Mather	Director	March 31, 2008
/s/ William J. Miller William J. Miller	Director	March 31, 2008
/s/ Richard A. Moran Richard A. Moran	Director	March 31, 2008
/s/ Hany M. Nada Hany M. Nada	Director	March 31, 2008
/s/ A. Brooke Seawell A. Brooke Seawell	Director	March 31, 2008
/s/ Sharon L. Wienbar Sharon L. Wienbar	Director	March 31, 2008

EXHIBIT INDEX

		Incorporated By Reference
Exhibit					Filing	Filed with
Number	Exhibit Title	Form	File Number	Exhibit	Date	this S-8

4.01	Form of Common Stock Certificate	S-1/A	333-139493	4.01	02/14/07
	of the Registrant.

4.02	Restated Certificate of	S-1/A	333-139493	3.02	02/14/07
	Incorporation of the Registrant.

4.03	Amended and Restated	S-1/A	333-139493	3.04	02/14/07
	Bylaws of the Registrant.

4.04	Amended and Restated Investors' Rights Agreement, dated as of March 29, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc. and the Amendment No. 1 and Joinder to the Amended and Restated Investor Rights Agreement dated May 5, 2006, by and among Glu Mobile Inc. and certain investors of Glu Mobile Inc.	S-1	333-139493	4.02	12/19/06

4.05	2007 Equity Incentive Plan and	S-1/A	333-139493	10.03	02/16/07

forms of (a) Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement, (b) Notice of Restricted Stock Award and Restricted Stock Agreement, (c) Notice of Stock Appreciation Right Award and Stock Appreciation Right Award Agreement, (d) Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement and (e) Notice of Stock Bonus Award and Stock Bonus Agreement.

4.06	2007 Employee Stock Purchase Plan.	S-1/A	333-139493	10.04	02/16/07

4.07	2008 Equity Inducement Plan and					X
	forms of Notice of Stock Option Grant, Stock Option Award Agreement and Stock Option Exercise Agreement.

5.01	Opinion of Kevin S. Chou, Esq.,					X
	Vice President and General Counsel of the Registrant.

23.01	Consent of Kevin S. Chou, Esq.					X
	(included in Exhibit 5.01).

23.02	Consent of PricewaterhouseCoopers					X
	LLP, independent registered public accounting firm.

23.03	Consent of PricewaterhouseCoopers					X
	Zhong Tian CPAs Limited Company

24.01	Power of Attorney (see page II-5					X
	of this Registration Statement).